                                                                                    Exhibit 23.3

Kramer Levin Naftalis & Frankel LLP
1177 AVENUE OF THE AMERICAS
NEW YORK, N.Y.

AVRAM J. CAHN SPECIAL COUNSEL TEL 212-715-9158 FAX 212-715-8000	47, AVENUE HOCHE 75008 PARIS FRANCE

                September 24, 2007

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

                Re:   Startech Environmental 401(k)
                         PlanRegistration Statement on Form S-8

Ladies and Gentlemen:

On behalf of Startech Environmental Corporation, a Colorado corporation (the “Company”), in accordance with the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), we have transmitted in EDGAR format the Registration Statement (the “Registration Statement”) on Form S-8 of the Company, including exhibits thereto, relating to the Startech Environmental 401(k) Plan.

We understand that, pursuant to Rule 462(a) under the Securities Act, the Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission.

If you have any questions or comments regarding the enclosed material, please call the undersigned at (212) 715-9158.

             Very truly yours,

        /s/ Avram J. Cahn, Esq.
        Avram J. Cahn, Esq.